Report of Ernst & Young LLP, Independent Auditors


Shareholders and Trustees
BNY Hamilton Funds

We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of BNY Hamilton Funds (comprising, respectively, the Equity
Income Fund, Large Cap Growth Fund, Small Cap Growth Fund, International Equity Fund, Intermediate Government Fund, Intermediate Investment Grade Fund, Intermediate New York
Tax Exempt Fund, Intermediate Tax Exempt Fund, Large Cap
Value Fund, S&P 500 Index Fund, U.S. Bond Market Index Fund, Money Fund, and Treasury Money Fund) as of December 31, 2001 and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for each of the three years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The financial highlights of the Fund for the year ended December 31, 1998 and for each of the prior periods indicated therein were audited by other auditors whose report dated February 17, 1999, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements and financial highlights.
Our procedures included verification by examination of securities held by the custodian as of December 31, 2001 and confirmation of securities not held by the custodian by correspondence with brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective funds comprising BNY Hamilton Funds at December 31, 2001, the results of their operations, changes in their net assets for two years in the period then ended and the financial highlights for three years in the period then ended, in conformity with accounting principles generally accepted in the United States.

New York, New York
February 11, 2002